UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2004

Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 1, 2004, Associated Banc-Corp announced the acquisition of the Jabas Group, Inc. insurance benefits agency by its subsidiary, Associated Financial Group, LLC. Associated Banc-Corp is placing on file as Exhibit 99 a copy of the Company’s news release relating to the acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)
Date April 1, 2004	By /s/ Brian R. Bodager
(Signature)* Brian R. Bodager Chief Administrative Officer, General Counsel & Corporate Secretary

* Print name and title of the signing officer under his signature.